Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information does not give effect to the Inpixon and Subsidiaries Reverse Stock Split.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Inpixon and Subsidiaries (the “Company” or “Inpixon”) and Legacy XTI (defined below) adjusted to give effect to the reverse Merger and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K.

The historical financial information of Legacy XTI was derived from the unaudited financial statements of XTI Aircraft Company (“Legacy XTI”) as of and for the six months ended June 30, 2023 and the audited financial statements of Legacy XTI for the year ended December 31, 2022, included elsewhere in the proxy statement/prospectus. The historical financial information of Inpixon was derived from the unaudited condensed consolidated financial statements of Inpixon and subsidiaries as of and for the six months ended June 30, 2023 and the audited consolidated financial statements of Inpixon and subsidiaries for the year ended December 31, 2022. Such unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of Legacy XTI and Inpixon and subsidiaries, respectively.

The Merger is anticipated to be accounted for using the acquisition method (as a reverse acquisition), with goodwill and other identifiable intangible assets recorded in accordance with GAAP, as applicable. Under this method of accounting, Inpixon is treated as the “acquired” company for financial reporting purposes. XTI has been determined to be the accounting acquirer because XTI maintains control of the Board of Directors and management of the combined company, and the preexisting shareholders of XTI will have majority voting rights of the combined company. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. Under the acquisition method of accounting (as a reverse acquisition), Legacy XTI’s assets and liabilities will be recorded at carrying value and the assets and liabilities associated with Inpixon will be recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recognized as goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of Inpixon immediately prior to the merger for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheets of Legacy XTI and Inpixon on a pro forma basis as if the Merger and related transactions had been consummated on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the Merger and related transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented. Inpixon and XTI had entered into a promissory note agreement prior to the Merger. Therefore, Inpixon’s note receivable and XTI’s note payable were eliminated by transaction accounting adjustment F.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Merger and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Merger Agreement

On July 24, 2023, XTI entered into the Merger Agreement, by and among XTI, Inpixon, and Superfly Merger Sub Inc., pursuant to which XTI will combine and merge with Merger Sub, whereupon the separate corporate existence of Merger Sub shall cease, and XTI will be the “combined company”. On or prior to the Closing Date, Inpixon will effectuate a transaction for the divestiture of its Shoom, SAVES, and Game Your Game (“GYG”) lines of business and investment securities, as applicable (the “Solutions Divestiture”) by any lawful means, including a sale to one or more third parties, spin-off, plan of arrangement, merger, reorganization, or any combination of the foregoing. Following the Solutions Divestiture, the Inpixon portion of the combined company will be the Industrial Internet of Things (“IIoT”) business line.

Pursuant to the Merger Agreement, each share of XTI common stock will be converted into the right to receive a number of shares of Inpixon common stock determined by multiplying such share by the Exchange Ratio (the “Merger Consideration”). “Exchange Ratio” shall have the meaning set forth in Exhibit A of the Agreement and Plan of Merger. Additionally, at the Effective Time, each outstanding option and warrant to purchase shares of XTI common stock will be assumed by the combined company and will be converted into an option or warrant, as applicable, to purchase shares of Inpixon common stock, with necessary adjustments to reflect the Exchange Ratio (collectively, the “Assumed Options and Warrants”). Prior to the Effective Time, all outstanding XTI convertible notes will be converted into XTI common stock and will participate in the merger on the same basis as the other shares of XTI common stock, except for (1) a promissory note dated April 1, 2023, in the initial principal amount of $1,818,000 plus additional proceeds of $150,000 received under the promissory note on May 9, 2023, which will be amended to extend the maturity date thereof until no sooner than December 31, 2026 and be assumed by the combined company at the Closing to become convertible into the shares of common stock of the combined company, and (2) a promissory note dated December 31, 2021, in the initial principal amount of $1,007,323, which will provide for, at Closing, payment in cash of $507,323 of the principal plus interest accrued to the date of payment, and the conversion of the remaining $500,000 of outstanding principal into shares of common stock of the combined company.

Each share of Inpixon capital stock, option and warrant to purchase Inpixon common stock that is outstanding at the Effective Time will remain outstanding in accordance with its terms, and such shares of capital stock, options, and warrants will be unaffected by the Merger.

Following the consummation of the Merger, the holders of the outstanding XTI common stock immediately prior to the closing of the Merger will own approximately 60% of the outstanding capital stock of the combined company and the holders of the outstanding capital stock of Inpixon immediately prior to the closing of the Merger will own approximately 40% of the outstanding capital stock of the combined company.

Prior to the consummation of the Merger, Inpixon intends to raise additional funds through the issuance of equity securities. Inpixon has previously executed agreements related to an at-the-market (“ATM”) offering and certain warrant financing agreements in place that Inpixon believes can be utilized for financing. However, there is no commitment in place at the time these unaudited condensed pro forma financial statements were prepared, and the amount of funds and number of securities issued for additional fundraising is uncertain. Capital raised under these agreements are subject to terms underlying each specific agreement. As such, there is no adjustment included in these pro forma financial statements in relation to the expected future financing events. Inpixon anticipates having a cash and cash equivalents balance of approximately $10,000,000 when the Merger is consummated.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(in thousands, except share and per share amounts)

	INPX (Historical)	Pro Forma Adjustments for Divestiture of Shoom, SAVES, and Game Your Game	Pro Forma Adjustments for Subsequent Inpixon Equity Transactions		INPX Pro Forma As Adjusted	XTI (Historical)	Subsequent Financing Transactions of XTI		Transaction Accounting Adjustments		Autonomous Adjustments		Pro Forma Combined
		Note 1
ASSETS
Current assets:
Cash and cash equivalents	$15,681	$(927)	$1,240	A	$18,334	$37	$44	D	$(568	) E	$(2,075	) M	$—
			2,340	C					(17,989	) G
									5,173	G
									(2,956	) G
Accounts receivable, net of allowances	1,803	(931)	—		872	—	—		—		—		872
Notes and other receivables	785	(63)	—		722	13	—		(460	) F	—		275
Inventory	3,228	(1,076)	—		2,152	—	—		—		—		2,152
Prepaid expenses and other current assets	2,181	(129)	—		2,052	12	—		—		—		2,064
Total current assets	23,678	(3,126)	3,580		24,132	62	44		(16,800)		(2,075)		5,363

Property and equipment, net	1,009	(667)	—		342	14	—		—		—		356
Operating lease right-of-use asset, net	434	—	—		434	—	—		—		—		434
Software development costs, net	1,113	(653)	—		460	—	—		(460	) I	—		—
Investment in equity securities	1,414	(1,414)	—		—		—		—		—		—
Long-term investment	50	—	—		50	—	—		—		—		50
Intangible assets, net	2,573	—	—		2,573	267	—		5,551	I	—		8,391
Goodwill	—	—	—		—	—	—		6,227	I	—		6,227
Other assets	174	(19)	—		155	—	—		—		—		155
Total Assets	$30,445	$(5,879)	$3,580		$28,146	$343	$44		$(5,482)		$(2,075)		$20,976

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,665	$(1,001)	$—		$664	$1,940	$—		$—		$—		$2,604
Accrued liabilities	5,374	(838)	—		4,536	1,721			(61	) E	(2,075	) M	7,097
									(10	) F
									1,388	G
									5,173	G
									(2,956	) G
									(619	) J
Related party payables	—	—	—		—	425	—		—		—		425
Customer deposits	—	—	—		—	1,350	—		—		—		1,350
Convertible and promissory notes - related party, net of unamortized discounts of $16,644 as of June 30, 2023	—	—	—		—	1,760	—		(1,007	) E	—		125
									(628	) J
Promissory note - 2023	—	—	—		—	450	—		(450	) F	—		—
Warrant liability	1,500	—	(90	) C	1,410	460	—		—		—		1,870
JV obligation	—	—	—		—	5,583	—		(5,583	) K	—		—
Operating lease obligation, current	200	—	—		200	—	—		—		—		200
Deferred revenue	1,124	(748)	—		376	—	—		—		—		376
Short-term debt	13,800	—	(2,478	) B	11,322	—	—		1,099	I	—		11,218
									(1,203	) L
Total current liabilities	23,663	(2,587)	(2,568)		18,508	13,689	—		(4,857)		(2,075)		25,265
Operating lease obligation, noncurrent	245	—	—		245	—	—		—		—		245
SBA loan	—	—	—		—	65	—		—		—		65
Convertible and promissory notes - related party, net of unamortized discounts and loan costs of $1,595,573 as of June 30, 2023	—	—	—		—	4,016	—		(2,029	) J	—		1,987
Total Liabilities	23,908	(2,587)	(2,568)		18,753	17,770	—		(6,886)		(2,075)		27,562

Stockholders’ Equity (Deficit)
Series 4 Convertible Preferred Stock	—	—	—		—	—	—		—		—		—
Series 5 Convertible Preferred Stock	—	—	—		—	—	—		—		—		—
Common Stock	43	—	7	A	72	35	—		7	H	—		190
			9	C			—		76	I
			13	B
Additional paid-in capital	346,799	(5,158)	1,233	A	347,760	21,588	44	D	500	E	—		34,349
			2,421	C					993	H
			2,465	B					(346,598	) I
									3,276	J
									5,583	K
									1,203	L
Treasury stock	(695)	—	—		(695)	—	—		695	I	—		—
Accumulated other comprehensive (loss) income	(189)	—	—		(189)	—	—		189	I	—		—
Accumulated deficit	(337,555)	—	—		(337,555)	(39,050)	—		(19,377	) G	—		(41,125)
									(1,000	) H
									355,857	I
Stockholders’ Equity Attributable to Inpixon	8,403	(5,158)	6,148		9,393	(17,427)	44		1,404		—		(6,586)

Non-controlling Interest	(1,866)	1,866	—		—	—	—		—		—		—

Total stockholders’ equity (deficit)	6,537	(3,292)	6,148		9,393	(17,427)	44		1,404		—		(6,586)
Total Liabilities and Stockholder’s Equity	$30,445	$(5,879)	$3,580		$28,146	$343	$44		$(5,482)		$(2,075)		$20,976

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(in thousands, except share and per share amounts)

	INPX (Historical)	Pro Forma Adjustments for Divestiture of Shoom, SAVES, and Game Your Game	Spin-Off of CXApp	INPX Pro Forma As Adjusted	XTI (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
		Note 1	Note 2
Revenues	$5,161	$(2,434)	$—	$2,727	$—	$—		$—		$2,727
Cost of revenues	1,180	(335)	—	845	—	—		—		845
Gross profit	3,981	(2,099)	—	1,882	—	—		—		1,882

Operating expenses:
Research and development	4,033	(1,631)	—	2,402	848	—		—		3,250
Sales and marketing	2,357	(1,095)	—	1,262	287	—		—		1,549
General and administrative	9,850	(636)	—	9,214	4,200	—		(935	) AA	12,479
Acquisition-related costs	687	—	—	687	—	—		—		687
Transaction costs	1,443	—	—	1,443	—	—		(1,443	) EE	—
Amortization of intangibles	450	—	—	450	—	196	BB	—		646
Total operating expenses	18,820	(3,362)	—	15,458	5,335	196		(2,378)		18,611

Loss from operations	(14,839)	1,263	—	(13,576)	(5,335)	(196)		2,378		(16,729)

Other income (expense):
Interest income (expense), net	(3,481)	138	—	(3,343)	(503)	—		—		(3,846)
Loan cost amortization	—	—	—	—	(44)	—		—		(44)
Change in value of JV obligation	—	—	—	—	(196)	196	DD	—		—
Change in value of warrant liability	—	—	—	—	(126)	—		—		(126)
Other (expense) income	1,212	(60)	—	1,152	—	—		—		1,152
Unrealized gain/(loss) on equity securities	(58)	—	—	(58)	—	—		—		(58)
Total other income (expense)	(2,327)	78	—	(2,249)	(869)	196		—		(2,922)

Net Loss from continuing operations, before tax	(17,166)	1,341	—	(15,825)	(6,204)	—		2,378		(19,651)
Income tax provision	(2,485)	—	—	(2,485)	—	—		—		(2,485)
Net Loss from continuing operations	(19,651)	1,341	—	(18,310)	(6,204)	—		2,378		(22,136)

Loss from discontinued operations, net of tax	(4,856)	—	4,856	—	—	—		—		—

Net Loss	(24,507)	1,341	4,856	(18,310)	(6,204)	—		2,378		(22,136)

Net Loss Attributable to Non-controlling Interest	(667)	667	—	—	—	—		—		—

Net Loss Attributable to Common Stockholders	$(23,840)	$674	$4,856	$(18,310)	$(6,204)	$—		$2,378		$(22,136)

Net Loss Per Share - Basic and Diluted
Continuing Operations	$(0.92)									$(0.12)
Discontinued Operations	$(0.24)									$—
Net Loss Per Share - Basic and Dilutive	$(1.16)									$(0.12)

Weighted Average Shares Outstanding
Basic and Diluted	20,600,208									189,914,057

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share amounts)

	INPX (Historical)	Pro Forma Adjustments for Divestiture of Shoom, SAVES, and Game Your Game	Spin-Off of CXApp	INPX Pro Forma As Adjusted	XTI (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
		Note 1	Note 2
Revenues	$10,948	$(4,839)	$—	$6,109	$—	$—		$—		$6,109
Cost of revenues	3,425	(1,304)	—	2,121	—	—		—		2,121
Gross profit	7,523	(3,535)	—	3,988	—	—		—		3,988

Operating expenses:
Research and development	8,338	(3,854)	—	4,484	2,964	—		—		7,448
Sales and marketing	3,876	(1,662)	—	2,214	729	—		—		2,943
General and administrative	15,520	(1,466)	—	14,054	10,669	—		(1,169	) AA	23,554
Acquisition-related costs	410	—	—	410	—	20,377	CC	—		20,787
Impairment of goodwill	6,659	(5,476)	—	1,183	—	—		—		1,183
Amortization of intangibles	1,526	(639)	—	887	—	404	BB	—		1,291
Total operating expenses	36,329	(13,097)	—	23,232	14,362	20,781		(1,169)		57,206

Loss from operations	(28,806)	9,562	—	(19,244)	(14,362)	(20,781)		1,169		(53,218)

Other income (expense):
Interest income (expense), net	(677)	77	—	(600)	(790)	—		—		(1,390)
Loan cost amortization	—	—	—	—	(88)	—		—		(88)
Income from stock option forfeitures	—	—	—	—	14,470	—		—		14,470
Change in value of warrant liability	—	—	—	—	12	—		—		12
Change in value of JV obligation	—	—	—	—	331	(331	) DD	—		—
Other expense, net	693	(71)	—	622	—	—		—		622
Unrealized loss on equity method investment	(1,784)	—	—	(1,784)		—		—		(1,784)
Unrealized gain/(loss) on equity securities	(7,904)	—	—	(7,904)	—	—		—		(7,904)
Total other income (expense)	(9,672)	6	—	(9,666)	13,935	(331)		—		3,938

Net Loss from continuing operations, before tax	(38,478)	9,568	—	(28,910)	(427)	(21,112)		1,169		(49,280)
Income tax provision	249	36	—	285	—	—		—		285
Net Loss from continuing operations	(38,229)	9,604	—	(28,625)	(427)	(21,112)		1,169		(48,995)

Loss from discontinued operations, net of tax	(28,075)	—	28,075	—	—	—		—		—

Net Loss	(66,304)	9,604	28,075	(28,625)	(427)	(21,112)		1,169		(48,995)

Net Loss Attributable to Non-controlling Interest	(2,910)	2,910	—	—	—	—		—		—

Net Loss Attributable to Stockholders	(63,394)	6,694	28,075	(28,625)	(427)	(21,112)		1,169		(48,995)
Accretion of Series 7 Preferred Stock	(4,555)	—	—	(4,555)	—	—		—		(4,555)
Accretion of Series 8 Preferred Stock	(13,090)	—	—	(13,090)	—	—		—		(13,090)
Deemed dividend for the modification related to Series 8 Preferred Stock	(2,627)	—	—	(2,627)	—	—		—		(2,627)
Deemed contribution for the modification related to Warrants issued in connection with Series 8 Preferred Stock	1,469	—	—	1,469	—	—		—		1,469
Amortization premium - modification related to Series 8 Preferred Stock	2,627	—	—	2,627	—	—		—		2,627
Net Loss Attributable to Common Stockholders	(79,570)	$6,694	$28,075	(44,801)	(427)	(21,112)		1,169		(65,171)

Net Loss Per Share - Basic and Diluted
Continuing Operations	$(22.08)									$(0.34)
Discontinued Operations	$(12.04)									$—
Net Loss Per Share - Basic and Dilutive	$(34.12)									$(0.34)

Weighted Average Shares Outstanding
Basic and Diluted	2,332,041									189,914,057

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of XTI and Inpixon and subsidiaries.

Unaudited Pro Forma Condensed Combined Balance Sheet

Note 1: Derived from the balance sheet items as of June 30, 2023 of Shoom, SAVES, and Game Your Game that will be divested in tandem with the Merger.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2023

Note 1: Derived from the statement of operations of Shoom, SAVES, and Game Your Game for the six months ended June 30, 2023.

Note 2: To remove discontinued operations related to the CXApp spin-off which was completed in March 2023. Derived from the unaudited condensed consolidated statement of operations of Inpixon and its subsidiaries for the six months ended June 30, 2023, as presented in the Company’s quarterly 10-Q filing.

For the Year Ended December 31, 2022

Note 1: Derived from the statement of operations of Shoom, SAVES, and Game Your Game for the year ended December 31, 2022.

Note 2: To remove discontinued operations related to the CXApp spin-off which was completed in March 2023.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Merger, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Legacy XTI. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Estimated Purchase Price Consideration

Estimated purchase price of approximately $14,558,000 related to the Merger is comprised of the following components (in thousands):

Fair value of Common Stock	$13,148
Fair value of Warrants	1,410
Total Equity Consideration	$14,558

The fair value of common stock of approximately $13,148,000 included in the total equity consideration is based on Inpixon’s closing share price of $0.1825 on August 14, 2023. The fair value of common stock included in estimated purchase price will change based on fluctuations in the share price of Inpixon’s common stock and the number of equity instruments held by preexisting shareholders of Inpixon on the closing date.

The Merger will be considered a reverse acquisition. As such, the acquisition-date fair value of the consideration transferred is calculated based on the number of equity interests held by Inpixon’s preexisting shareholders and retained post-combination. The Company determined the estimated fair value of common stock included in consideration to be calculated based on the Inpixon’s common stock outstanding of 72,043,450 multiplied by the price of Inpixon’s common stock on August 14, 2023. The Company determined the stock price of Inpixon will be utilized in determining fair value as it is more reliably measurable than the value of the Legacy XTI’s (accounting acquirer) equity interests given it is not a publicly traded entity prior to the Merger.

The fair value of certain consideration related to additional warrants to purchase Inpixon common stock outstanding immediately prior to the consummation of the Merger and equity incentive awards which will remain outstanding with the combined company were not deemed to be significant and were not included in the purchase price consideration for pro forma purposes.

The fair value of common stock included in the estimated purchase price will depend on the market price of Inpixon’s common stock when the Merger is consummated. The Company believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:

	Company’s share price	Fair Value of Common Stock Included in Consideration (in thousands)	Total Equity Consideration (in thousands)
As presented	$0.1825	$13,148	$14,558
10% increase	$0.2008	$14,466	$15,876
10% decrease	$0.1643	$11,837	$13,247

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and related transactions and has been prepared for informational purposes only. The Company has elected not to present management adjustments and will only be presenting transaction accounting adjustments and autonomous entity adjustments in the unaudited pro forma condensed combined financial information. The autonomous entity adjustments are management estimates to reflect costs of the IIoT business line being a standalone entity.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of the combined company Common Stock outstanding, assuming the Merger and related transactions occurred on January 1, 2022.

Pro Forma Adjustments for Subsequent Inpixon Equity Transactions

The pro forma adjustments for subsequent Inpixon equity transactions represent significant transactions completed by the Company subsequent to June 30, 2023 are as follows:

A.	To account for the issuance of 6,520,000 shares of common stock issued by Inpixon at various dates between July 1, 2023 to August 14, 2023 with gross proceeds of approximately $1,240,100.

B.	To account for the issuance of 13,369,256 shares of common stock issued by Inpixon at various dates between July 1, 2023 to August 14, 2023 related to the conversion of debt of approximately $2,478,000.

C.	To account for the exercise of 9,000,000 liability classified warrants between July 1, 2023 and August 14, 2023 resulting in the issuance of 9,000,000 shares of common stock at an exercise price of $0.26 per warrant with gross proceeds of approximately $2,340,000.

Pro Forma Adjustments for Subsequent XTI Financing Transactions

The pro forma adjustments for subsequent XTI financing transactions represent significant transactions completed by XTI subsequent to June 30, 2023 are as follows:

D.	To account for the issuance of 35,200 shares of common stock and 22,000 equity classified warrants on July 19, 2023 with gross proceeds of approximately $44,000.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

E.	To settle XTI’s obligation related to Brody’s 2021 Promissory Note with a principal balance of $1,007,000 and accrued interest of $61,000 as of June 30, 2023, which will be settled at the closing of the Merger. The principal and accrued interest will be settled through cash payment of $568,000 and issuance of common shares of the combined company at fair value of $500,000. The total amount settled through cash and issuance of common shares was approximately $1,068,000.

F.	To eliminate the promissory note of $450,000 and associated accrued interest of approximately $10,000 entered into by Inpixon and Legacy XTI as of June 30, 2023. The total amount of $460,000 will be accounted for as an intercompany transaction and eliminated upon consolidation of the combined company. Interest income is reflected net of interest expense on the Unaudited Pro Forma Condensed Combined Statement of Operations, and no pro forma adjustment is required.

G.	Represents estimated non-recurring transaction costs of approximately $19,377,000 that are expected to be incurred subsequent to June 30, 2023. The estimated transaction costs are inclusive of advisory, banking, printing, legal and accounting fees, as well as employee incentive amounts incurred in connection with the Merger. Total estimated transaction costs expected to be incurred by Inpixon and Legacy XTI in connection with the Merger are estimated to be $17,989,000 and $4,191,000, respectively. As of June 30, 2023, $2,803,000 of the total combined estimated costs of $22,189,000 were accrued by Legacy XTI and Inpixon and were not included in the pro forma adjustment. As such, the pro forma adjustment related to Legacy XTI represents accrued transaction costs of $2,075,000. Inpixon estimated transaction costs to be incurred subsequent to June 30, 2023 are expected to be paid at the close of the Merger and therefore $17,989,000 is reflected as a pro forma adjustment to cash. Legacy XTI transaction costs expected to be paid at the close of the Merger in cash total $2,956,000. Transaction costs for Inpixon and Legacy XTI that are expected to be paid at the close of the Merger are presented as cash paid at closing, to the extent cash is available. Therefore, $5,173,000 of transaction costs will be accrued as of June 30, 2023 and payment funded post close of the Merger.

H.	Represents the issuance of common stock to Maxim Group, LLC as payment for its services associated with the Merger, which have a fair value of approximately $1,000,000.

I.	Represents adjustments for the estimated preliminary purchase price allocation for the Merger. The preliminary calculation of total consideration is presented below as if the Merger was consummated on June 30, 2023:

Fair Value (in thousands)
Equity consideration(1)	$14,558
Total consideration	$14,558

Assets acquired:
Cash and cash equivalents	$10,000
Accounts receivable	872
Notes and other receivables	722
Inventory	2,152
Prepaid assets and other current assets	2,052
Property and equipment	342
Other assets	639
Tradename & trademarks	1,216
Proprietary technology	3,970
Customer relationships	2,401
In-process research and development	537
Goodwill	6,227
Total assets acquired	31,130

Liabilities assumed:
Accounts payable	664
Accrued liabilities	2,459
Operating lease obligation	445
Deferred revenue	376
Warrant liability	1,410
Short term debt	11,218
Total liabilities assumed	16,572
Estimated fair value of net assets acquired	$14,558

(1)	See Note 3

Below is a summary of intangible assets identified and acquired in connection with the Merger based on the preliminary purchase price allocation and the resulting adjustments to recognize the step-up in basis:

Identified Intangible Assets (in thousands)	Fair Value	Fair Value Adjustment	Useful Life (Years)
Tradename & trademarks	$1,216	$1,106	5.00
Proprietary technology	3,970	2,457	7.00
Customer relationships	2,401	1,551	5.00
In-process research and development	537	537	Indefinite
IP Agreement	—	(51)	N/A
Non-complete Agreements	—	(49)	N/A
Total	$8,124	$5,551

Approximately $6,227,000 has been allocated to goodwill pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets have become impaired, an accounting charge for impairment during the period in which the determination is made may be recognized.

An adjustment of $1,099,000 was also included to record the assumed debt at fair value, which is due within one year.

This adjustment also eliminates the pro forma historical equity of Inpixon of approximately $10,838,000 in accordance with the acquisition accounting at closing. This adjustment also reflects the incremental issuance of 76,519,968 shares of the combined company Common Stock, which represents total of 111,343,192 shares of the combined company Common Stock to preexisting XTI shareholders less 34,823,224 shares outstanding of Legacy XTI that were cancelled and replaced. Additionally, this adjustment accounts for the merger consideration in excess of common stock at closing as additional paid-in capital.

J.	Represents the conversion of XTI’s convertible notes and promissory notes and associated accrued interest to equity with a fair value of approximately $3,276,000 at the date of the Merger. The pro forma adjustment reduces the principal balance and accrued interest balance in the amount of $2,657,000 and $619,000, respectively. The only debt expected to remain outstanding is related to Denehy Note convertible note which had a principal and accrued interest balance of $1,987,000 and $28,000, respectively, as of June 30, 2023. The principal balance of $1,987,000 related to the Denehy Note will be come due in December 2026. In addition, a promissory note that had a principal and accrued interest balance of $125,000 and $3,000, respectively, as of June 30, 2023 will also remain outstanding. The promissory note is due within 30 days of closing of the Merger or in January 2024, whichever occurs first.

K.	Represents the conversion of XTI’s JV liability to equity of approximately $5,583,000 on the consummation of the Merger.

L.	Represents the conversion of Inpixon’s short term debt to equity related to the Solutions Divestiture of approximately $1,203,000 prior to consummation of the Merger.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The autonomous entity adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

M.	To account for the payment of accrued transaction costs of approximately $2,075,000 related to the CXApp spin-off which was completed in March 2023 and is required to be settled by Inpixon prior to the consummation of the Merger.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The autonomous entity adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 are as follows:

AA.	Represents the removal of Inpixon’s CEO, CFO, and internal legal counsel costs for the six months ended June 30, 2023 and the year ended December 31, 2022 of approximately $935,000 and $1,169,000, respectively, as these costs will not be incurred by the combined company.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 are as follows:

BB.	Represents incremental adjustments to intangible asset amortization for the step-up in basis of intangible assets subject to amortization acquired in connection with the Merger assuming the Merger occurred on January 1, 2022. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the amortization expense for each period presented:

			Amortization for Period
Identified Intangible Assets (in thousands)	Fair Value	Years of Amortization	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Tradename & trademarks	$1,216	5.00	$122	$243
Proprietary technology	3,970	7.00	284	567
Customer relationships	2,418	5.00	240	481
In-process research and development	537	Indefinite	—	—
Total amortization expense			$646	$1,291

CC.	Reflects the estimated transaction costs of approximately $23,180,000 to be expensed as if incurred on January 1, 2022, the date the Merger occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item. Below represents a summary of the transaction costs associated with the Merger (in thousands).

Third party fees (legal, accounting, investment, etc.)	$2,631
Bonuses/incentives in connection with Merger	1,560
Estimated Legacy XTI transaction costs	4,191

Third party fees (legal, accounting, investment, etc.)	2,500
Bonuses/incentives in connection with Merger	13,196
Severance packages in connection with Merger	2,293
Estimated Inpixon transaction costs	17,989
Combined company transaction costs (Maxim Group, LLC)	1,000
Total Estimated Transaction Costs	$23,180

Of the amounts above approximately $2,678,000 had previously been expensed. As such, $20,502,000 was expensed on the statement of operations. See Note G and Note H for pro forma adjustments related to accounting of additional transaction costs expected to be incurred subsequent to June 30, 2023 on the Balance Sheet.

DD.	Represents adjustment to remove the change in fair value related to Legacy XTI’s JV obligation which is to be converted into equity at the time of the Merger. The Change in fair value for the six months ended June 30, 2023 represented a gain of $196,000. The change in fair value for the year ended December 31, 2023 represented a loss of $331,000.

EE.	Represents adjustment to remove $1,443,000 in expenses that were incurred for the six months ended June 30, 2023 regarding the CXApp spin-off which was completed in March 2023.

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger and the related transactions, assuming the shares were outstanding since January 1, 2022. As the Merger and the related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger and related transactions have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2023 and for the year ended December 31, 2022 (in thousands, except share and per share data):

	Six Months Ended June 30, 2023 (1)	Year Ended December 31, 2022 (1)
	Common Stock	Common Stock
Pro forma net loss attributable to common stockholders	$(22,136)	$(65,171)
Weighted average shares outstanding - basic and diluted	189,914,057	189,914,057
Pro forma net loss per share attributable to common stockholders - basic and diluted	$(0.12)	$(0.34)
Excluded securities:(2)
Options	33,426,083	33,426,083
Warrants	166,883,792	166,883,792
Convertible preferred stock	13	13
Convertible notes	5,173,429	5,173,429

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive. The total amount of dilutive warrants includes 141 million unexercised of the 150 million warrants that were issued in May 2023.